Exhibit 10.34

AMENDMENT NO. 8 TO LEASE

THIS AMENDMENT NO. 8 TO LEASE (this “Amendment”) is made and entered into as of the 31 day of December, 2019 by and between Landlord and Tenant named below:

LANDLORD:	WE 2 Church Street South LLC
c/o Winstanley Enterprises LLC
150 Baker Avenue Extension, Suite 303
Concord, Massachusetts 01742

TENANT:	Interpace Diagnostics Lab Inc.
2 Church Street South
New Haven, Connecticut 06519

BUILDING:	2 Church Street South
New Haven, CT 06519

WHEREAS, Landlord and Tenant’s predecessor in interest, JS Genetics, LLC (“Original Tenant”), executed a lease dated as of June 28, 2006 (as previously amended, and as further amended herein, the “Lease”), by which Tenant leased approximately 429 rentable square feet of the Building known as Suite B-05B; and

WHEREAS, the Lease was subsequently amended by Amendment No. 1 to Lease dated as of September 18, 2007, by which the term of the Lease was extended and Tenant leased an additional 938 rentable square feet of space known as Suite B-5, making the aggregate rentable square footage of the Premises 1,367 rentable square feet (as modified below, the “Premises”); and

WHEREAS, the Lease was subsequently amended by Amendment No. 2 to Lease dated as of August 29, 2008, by which the Basic Rent was increased and the term of the Lease was extended; and

WHEREAS, the Lease was subsequently amended by Amendment No. 3 to Lease dated as of April 8, 2009, by which the term of the Lease was extended; and

WHEREAS, the Lease was subsequently amended by Amendment No. 4 to Lease dated as of September 16, 2010, by which the term of the Lease was extended and a Termination Clause was added to the Lease; and

WHEREAS, the Lease was subsequently amended by Amendment No. 5 to Lease dated as of September 15, 2011, by which the term of the Lease was extended; and

WHEREAS, the Lease was subsequently amended by Amendment No. 6 to Lease dated as of March 5, 2014, by which the Basic Rent was increased and the term of the Lease was extended; and

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WHEREAS, the Lease was subsequently amended by Amendment No. 7 to Lease dated as of August 29, 2014, by which the term of the Lease was extended; and

WHEREAS, Landlord and JS Genetics, Inc. entered into a Letter Agreement dated December 16, 2014 wherein the parties ratified and confirmed the Lease notwithstanding that Amendments 3 through 7, inclusive, were executed by Original Tenant following the merger of Original Tenant into Tenant; and

WHEREAS, on March 16, 2015, Tenant changed its name from JS Genetics, Inc. to Interpace Diagnostics Lab Inc.; and

WHEREAS, the stated expiration date of the Lease was December 31, 2015, but Tenant has continued to occupy the Premises and pay rent under and pursuant to the terms of the Lease.

WHEREAS, Landlord and Tenant have agreed to further extend the term of the Lease and otherwise modify the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

2. Landlord and Tenant hereby ratify and confirm all the conditions of the Lease and amend the Lease as set forth in this Amendment.

3. As of January 1, 2016, the Premises has been remeasured and the parties agree that while there was no change to the footprint of the Premises, the rentable square feet of the Premises is hereby revised to be 1,520 (comprised of approximately 463 rentable square feet in Unit B-05B, and approximately 1,057 rentable square feet in Unit B-5). All references to the term “Premises” in the Lease are deemed to mean approximately 1,520 rentable square feet of space in the aggregate.

4. Landlord and Tenant acknowledge that Tenant has remained in possession of the Premises since December 31, 2015, continued to pay Basic Rent for the period January 1, 2016 through December 31, 2019 in the monthly amount of $3,034.93, and that all the terms and conditions of the Lease shall apply to this period of occupancy.

5. The Term of the Lease is hereby extended on the same terms and conditions set forth therein, as modified herein, until December 31, 2020.

6. The Basic Rent for the period from January 1, 2020 through December 31, 2020 shall be $38,000.00 per year, payable in equal monthly installments of $3,166.67 per month. Basic Rent shall be payable at the time and in the manner set forth in the Lease.

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7. Tenant takes the Premises for the extended term “as is”.

8. Section 12.3 of the Lease (Termination of Lease) is hereby deleted.

9. Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys’ fees), damages, or claim arising from any lack of such authority.

10. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

11. Landlord and Tenant hereby represent and warrant to the other that each has not dealt with any broker, finder or like agent in connection with this Amendment and each does hereby agree to indemnify and hold the other, its agents and their officers, directors, shareholders, members, partners and employees, harmless of and from any claim of, or liability to, any broker, finder or like agent claiming a commission or fee by reason of having dealt with either party in connection with the negotiation, execution or delivery of this Amendment, and all expenses related thereto, including, without limitation, reasonable attorneys’ fees and disbursements.

12. This Amendment constitutes the entire agreement by and between the parties hereto and supersedes any and all previous agreements, written or oral, between the parties. No modification or amendment of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

13. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. This Amendment shall become effective when duly executed and delivered by all parties hereto.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Landlord and Tenant have signed this Amendment No. 8 to Lease as of the day and year first above written.

LANDLORD:

WE 2 CHURCH STREET SOUTH LLC

	By:	WE Church Manager LLC
Its Manager

/s/ Deborah A. Sweeney	By:	Winstanley Enterprises LLC
Witness Deborah A. Sweeney		Its Manager

/s/ Pamela M. D’Ambrosio	By:	/s/ Carter J. Winstanley
Witness Pamela M. D’Ambrosio		Carter J. Winstanley
A Manager

TENANT:

INTERPACE DIAGNOSTICS LAB INC.

/s/ A. Mireskandari	By	/s/ Jack E. Stover
Witness A. Mireskandari SVP, BD
	Name:	Jack E. Stover

	Title:	President & CEO

[Signature Page to Amendment No. 8 to Lease by and between WE 2 Church Street South LLC and
Interpace Diagnostics Lab Inc.]

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